NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA
RIDER No. 8
To be attached to and form part of Bond No. 6214333 in favor of Allianz Funds.
In consideration of the premium charged for the attached bond, it is hereby agreed that:
1.	At the request of the Insured, the Underwriter removes the following rider from the attached bond:
Rider 1
And Adds the follow rider in its place: Rider 9

2.	The attached bond shall be subject to all its agreements, limitations and conditions except as herein expressly modified.

3.	This rider shall become effective as 12:01 a.m. on 07/01/10.

By:	Authorized Representative

NATIONAL UNION FIRE INSURANCE COMPANY
OF PITTSBURGH, PA
RIDER No. 9
To be attached to and form part of Bond No. 6214333 in favor of Allianz Funds effective as of 07/01/10.
In consideration of the premium charged for the attached bond, it is hereby agreed that:
1.	From and after the time this rider becomes effective the Insured under the attached bond are:

Allianz Funds
CCM Capital Appreciation Fund
CCM Emerging Companies Fund
CCM Focused Growth Fund
CCM Mid-Cap Fund
NACM Emerging Markets Opportunities Fund
NACM Global Fund
NACM Growth Fund
NACM Income & Growth Fund
NACM International Fund
NACM Mid-Cap Growth Fund
NACM Pacific Rim Fund
NFJ All-Cap Value Fund
NFJ Dividend Value Fund
NFJ International Value Fund
NFJ Large-Cap Value Fund
NFJ Mid-Cap Value Fund
NFJ Small-Cap Value Fund
NFJ Renaissance Fund
OCC Growth Fund
OCC Opportunity Fund
OCC Target
RCM Disciplined International Equity Fund
RCM Global Resources Fund
RCM Global Small-Cap Fund
RCM Large-Cap Growth Fund
RCM Mid-Cap Fund
RCM Strategic Growth Fund
RCM Technology Fund
RCM Wellness Fund
Allianz Funds Multi-Strategy Trust
RCM China Equity Fund (Effective June 7, 2010)
RCM Global Water Fund
RCM Global EcoTrends Fund
RCM All Horizons Fund
RCM International Opportunities Fund
RCM Disciplined Equity Fund
NACM International Growth Fund
NACM Convertible Fund
NACM High Yield Bond Fund
NACM International Growth Opportunities Fund
NACM Emerging Growth Fund
NACM Small To Mid Cap Growth Fund
NACM Micro Cap Fund
NACM Ultra Micro Cap Fund
NFJ Global Dividend Value Fund
Allianz Global Investors Solutions 2015 Fund
Allianz Global Investors Solutions 2020 Fund
Allianz Global Investors Solutions 2030 Fund

Allianz Global Investors Solutions 2040 Fund
Allianz Global Investors Solutions 2050 Fund
Allianz Global Investors Solutions Retirement Income Fund
Allianz Global Investors Solutions Core Allocation Fund
Allianz Global Investors Solutions Growth Allocation Fund
Allianz Global Investors Managed Accounts Trust
Fixed Income SHares: Series C
Fixed Income SHares: Series M
Fixed Income SHares: Series R
Fixed Income SHares: Series H
Equity Shares: Series I
Allianz Global Investors sponsored Closed-End Funds
PIMCO Municipal Income Fund
PIMCO New York Municipal Income Fund
PIMCO California Municipal Income Fund
PIMCO Corporate Income Fund
PIMCO Municipal Income Fund II
PIMCO New York Municipal Income Fund II
PIMCO California Municipal Income Fund II
PIMCO Municipal Income Fund III
PIMCO New York Municipal Income Fund III
PIMCO California Municipal Income Fund III
PIMCO Corporate Opportunity Fund
Nicholas-Applegate Convertible & Income Fund
PIMCO High Income Fund
Nicholas-Applegate Convertible & Income Fund II
PIMCO Income Strategy Fund
PIMCO Income Strategy Fund II
NFJ Dividend, Interest & Premium Strategy Fund
Nicholas-Applegate International & Premium Strategy Fund
PIMCO Global StocksPLUS & Income Fund
Nicholas-Applegate Equity & Convertible Income Fund
Nicholas-Applegate Global Equity & Convertible Income Fund
PIMCO Income Opportunity Fund
PIMCO Strategic Global Government Fund, Inc.
PCM Fund, Inc.
     AND ALL NOW EXISTING OR HEREINAFTER CREATED FUNDS
     2. The first named Insured shall act for itself and for each and all of the Insured for all the purposes of the attached bond.
     3. Knowledge possessed or discovery made by the Corporate Risk Management Department, Internal Audit Department, or General Counsel Department, of any Insured or by any partner or officer thereof shall for all the purposes of the attached bond constitute knowledge or discovery by all the Insured.
     4. If, prior to the termination of the attached bond in its entirety, the attached bond is terminated as to any Insured, there shall be no liability for any loss sustained by such Insured unless discovered before the time such termination as to such Insured becomes effective.
     5. The liability of the Underwriter for loss or losses sustained by any or all of the Insured shall not exceed the amount for which the Underwriter would be liable had all such loss or losses been sustained by any one of the Insured. Payment by the Underwriter to the first named Insured of loss sustained by any Insured shall fully release the Underwriter on account of such loss.
     6. If the first named Insured ceases for any reason to be covered under the attached bond, then the Insured next named shall thereafter be considered as the first named Insured for all the purposes of the attached bond.

     7. The attached bond shall be subject to all its agreements, limitations and conditions except as herein expressly modified.
     8. This rider shall become effective as 12:01 a.m. on 07/01/10.
     Signed, Sealed and dated

By:	Authorized Representative
SR 5538